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                                                                    EXHIBIT 11.1

                OSHMAN'S SPORTING GOODS, INC. AND SUBSIDIARIES
        COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
                                  (UNAUDITED)
                     (in thousands, except per share data)

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                                          THREE MONTHS ENDED  THREE MONTHS ENDED     SIX MONTHS ENDED      SIX MONTHS ENDED
                                            AUGUST 3, 1996      JULY 29, 1995         AUGUST 3, 1996        JULY 29, 1995
                                          ------------------  -------------------   -------------------  ---------------------
                                                     FULLY               FULLY                   FULLY                 FULLY
                                          PRIMARY   DILUTED   PRIMARY   DILUTED     PRIMARY     DILUTED   PRIMARY     DILUTED
                                          -------  ---------  -------  ----------   --------   --------  ---------   ---------
NET EARNINGS (LOSS)                       $(8,041)  $(8,041)   $1,420      $1,420    $(9,262)   $(9,262)     $  942     $  942
                                          =======   =======    ======      ======    =======    =======      ======     ======
WEIGHTED AVERAGE NUMBER OF COMMON
  SHARES OUTSTANDING                        5,828     5,828     5,811       5,811      5,828      5,828       5,811      5,811

EXCESS OF SHARES ISSUABLE UPON
  EXERCISE OF STOCK OPTIONS OVER
  SHARES DEEMED RETIRED UNDER THE
  "TREASURY STOCK" METHOD                      --        --       75         216          --         --         79        149
                                          -------   -------    ------      ------    -------    -------      ------     ------
WEIGHTED AVERAGE NUMBER OF COMMON
  AND DILUTIVE COMMON EQUIVALENT
  SHARES OUTSTANDING                        5,828     5,828     5,886       6,027      5,828      5,828      5,890      5,960
                                          =======   =======    ======      ======    =======    =======      ======     ======

          EARNINGS (LOSS) PER COMMON AND
            COMMON EQUIVALENT SHARE        ($1.38)   ($1.38)     $.24        $.24     ($1.59)    ($1.59)      $.16       $.16
                                          =======   =======    ======      ======    =======    =======      ======     ======
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